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Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

        We hereby consent to the use in this Registration Statement on Form SB-2, amendment No. 1, of our report dated February 12, 2003, except for Note 11, as to which the date is December 8, 2004, relating to the financial statements of VitaCube Systems Holdings, Inc. as of and for the year ended December 31, 2002, and to the reference to our Firm as "Experts" in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
January 18, 2005

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT